Exhibit 99.1

FirstEnergy Corp.	For Release: July 26, 2022
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Announces Second Quarter 2022 Financial Results

Reports second quarter 2022 GAAP earnings of $0.33 per share and operating (non-GAAP) earnings of $0.53 per share, in top end of guidance range

Closed on minority sale of FET LLC, raising $2.4 billion at historic premium valuation

Solid execution to improve the balance sheet with over $2.5 billion of debt retired year-to-date
Anticipates achieving targeted FFO/Debt of ~13% in 2023, ahead of schedule

Updates and affirms full-year GAAP and operating guidance
and provides outlook for third quarter

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) today reported second quarter 2022 GAAP earnings of $187 million, or $0.33 per basic and diluted share, on revenue of $2.8 billion. In the second quarter of 2021, the company reported GAAP earnings of $58 million, or $0.11 per basic and diluted share, on revenue of $2.6 billion. GAAP results include special items listed below.

Operating (non-GAAP) earnings* were $0.53 per share for the second quarter of 2022, in the upper end of the company’s guidance range. In the second quarter of 2021, operating (non-GAAP) earnings were $0.59 per share and $0.47 per share on a pro forma basis when adjusting for the company’s previously announced accounting policy changes, Ohio rate credits and equity financing transactions.

“Through the first half of 2022, we’ve made tremendous progress to strengthen our culture, optimize our operations and bolster our financial position, supporting our mission to become a more customer-focused and sustainable company,” said Steven E. Strah, FirstEnergy president and chief executive officer. “We made substantial progress to improve the balance sheet by utilizing the proceeds from our historic equity raises to retire over $2.5 billion of debt and fund our regulated capital investment programs that generate strong earnings and cash flow,” he added. “We now believe we are on the path to achieve solid investment grade credit metrics of approximately 13% Funds from Operations to Debt in 2023 – one year ahead of schedule.”

For the third quarter of 2022, the company is providing a GAAP and operating (non-GAAP) forecast range of $400 million to $455 million, or $0.70 to $0.80 per share based on 571 million shares outstanding.

FirstEnergy updated its full-year 2022 GAAP earnings forecast range to $1,240 million to $1,355 million, or $2.17 to $2.37 per share based on 571 million shares outstanding. The company also affirmed its full-year 2022 operating (non-GAAP) earnings guidance range of $1,315 million to $1,430 million, or $2.30 to $2.50 per share based on 571 million shares outstanding.

Second Quarter Results

Second quarter and year-to-date 2022 results reflect the impacts of certain accounting policy changes, rate credits that were provided to Ohio customers under the company’s previously approved stipulation, and dilution related to the common equity financing transaction that closed at the end of 2021 and the sale of a minority interest in FirstEnergy Transmission, LLC that closed on May 31, 2022.

Excluding the impact of these items, second quarter operating results in the Regulated Distribution business declined slightly as a result of lower residential customer usage and higher planned expenses. This was partially offset by higher revenues related to capital investment programs in Ohio, Pennsylvania and New Jersey.

Total distribution deliveries increased 0.7% compared to the second quarter of 2021. Residential sales decreased 1.6%, largely due to milder weather, while Commercial deliveries increased 1.5% and sales to industrial customers increased 2.4%, reflecting a recovery from pandemic conditions. When adjusted for the impact of weather, total deliveries rose 1.3%, driven by a 2% increase in demand from commercial and industrial customers.

In the Regulated Transmission business, second quarter 2022 operating results benefited from the company’s ongoing Energizing the Future capital investment program and lower revolver borrowings.

In the Corporate/Other segment, second quarter 2022 operating results improved as compared to the second quarter of 2021 due to higher returns on legacy, commodity-based investments, lower interest expense due to recent early debt redemptions and higher discrete tax benefits.

First Half Results

For the first half of 2022, FirstEnergy reported GAAP earnings of $475 million, or $0.83 per basic and diluted share, on revenue of $5.8 billion. This compares to GAAP earnings of $393 million, or $0.72 per basic and diluted share, on revenue of $5.3 billion in the first half of 2021. Results for both periods reflect the impact of special items listed below.

Operating (non-GAAP) earnings* for the first half of 2022 were on target at $1.12 per share, compared to $1.28 per share in the first half of 2021 and $1.06 per share on a pro forma basis in the first half of 2021, when adjusting for the impacts of accounting policy changes, Ohio rate credits and equity financing transactions described above.

Results for the first half of 2022, as compared to the same period of last year, primarily reflect the impact from higher investments and lower interest expense, partially offset by higher planned operating expenses.

Consolidated GAAP Earnings to Operating (Non-GAAP) EPS* and 2021 Pro Forma EPS Reconciliation
	Three Months Ended June 30,		Six Months Ended June 30,		2022 Estimates
	2022	2021	2022	2021	Third Quarter	Full Year
Earnings Attributable to FirstEnergy Corp. (GAAP) - $M	$187	$58	$475	$393	$400 - $455	$1,240 - $1,355
Basic EPS (GAAP)	$0.33	$0.11	$0.83	$0.72	$0.70 - $0.80	$2.17 - $2.37
Excluding Special Items*:
Regulatory charges	—	0.01	0.01	0.05	—	0.01
Debt related costs	0.17	—	0.23	—	—	0.23
Strategic transaction charges	—	—	0.01	—	—	0.01
FE Forward cost to achieve	0.01	—	0.01	—	—	0.01
Investigation and related costs (credits)	0.02	0.45	0.03	0.49	—	(0.13)
State tax legislative changes	—	0.02	—	0.02	—	—
Total Special Items*	0.20	0.48	0.29	0.56	—	0.13
Operating EPS (non-GAAP)	$0.53	$0.59	$1.12	$1.28	$0.70 - $0.80	$2.30 - $2.50
Accounting policy changes	—	(0.05)	—	(0.10)	—	—
Ohio rate credits	—	(0.03)	—	(0.05)	—	—
Equity financing transactions	—	(0.04)	—	(0.07)	—	—
2021 Pro Forma EPS (non-GAAP)	—	$0.47	—	$1.06	—	—

Per share amounts for the special items above are based on the after-tax effect of each item divided by the number of shares outstanding for the period. The current and deferred income tax effect was calculated by applying the subsidiaries' statutory tax rate to the pre-tax amount if deductible/taxable. The income tax rates range from 21% to 29%. Basic EPS (GAAP) and Operating EPS (Non-GAAP) is based on 571 million shares for the second quarter, first six months, third quarter and full year of 2022 and 544 million shares for the second quarter and first six months of 2021.

Non-GAAP financial measures
* Operating earnings (loss) excludes “special items” as described below, and is a non-GAAP financial measure. Special items represent charges incurred or benefits realized that management believes are not indicative of, or may obscure trends useful in evaluating the Company’s ongoing core activities and results of operations or otherwise warrant separate classification. Special items are not necessarily non-recurring. Management uses Operating earnings (loss) and Operating earnings (loss) per share to evaluate the Company’s performance and manage its operations and frequently references these non-GAAP financial measures in its decision making, using them to facilitate historical and ongoing performance comparisons. Additionally, management uses Operating earnings (loss) per share by segment to further evaluate the Company's performance by segment and references this non-GAAP financial measure in its decision making. Operating earnings (loss) per share and Operating earnings (loss) per share for each segment is calculated by dividing Operating earnings (loss), which excludes special items as discussed herein, for the periods presented by the number of shares outstanding. Basic EPS (GAAP) and Operating EPS (Non-GAAP), as well as Basic EPS (GAAP) and Operating EPS (Non-GAAP) for each segment, are based on 571 million shares for the second quarter, first half, third quarter and full year of 2022 and 544 million for the second quarter and first six months of 2021. Furthermore, pro forma earnings per share are also a non-GAAP financial measure and adjust the 2021 operating earnings (loss) per share for the three and six months ended June 30, 2021, for certain accounting policy changes, rate credits and equity financing transactions that took effect or began to impact in 2022, which management believes provides for a more consistent and comparable measure of performance of its businesses period-over-period. Management believes that the non-GAAP financial measures of Operating earnings (loss) and Operating earnings (loss) per share, Operating earnings (loss) per share by segment, and pro forma earnings per share provide consistent and comparable measures of performance of its businesses on an ongoing basis. Management also believes that such measures are useful to shareholders and other interested parties to understand performance trends and evaluate the Company against its peer group by presenting period-over-period operating results without the effect of certain charges or benefits that may not be consistent or comparable across periods or across the Company’s peer group. Generally, a non-GAAP financial measure is a numerical measure of a company's historical or future financial performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with accounting principles generally accepted in the United States (GAAP). These non-GAAP financial measures are intended to complement, and are not considered as alternatives to, the most directly comparable GAAP financial measures. Also, the non-GAAP financial measures may not be comparable to similarly titled measures used by other entities. Pursuant to the requirements of Regulation G, FirstEnergy has provided, where possible without unreasonable effort, quantitative reconciliations within this presentation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Investor Materials and Teleconference

FirstEnergy’s Strategic and Financial Highlights is posted on the company’s Investor Information website – www.firstenergycorp.com/ir. To access the report, click on the Second Quarter 2022 Financial Results link.

The company invites investors, customers and other interested parties to listen to a live webcast of its teleconference for financial analysts and view presentation slides at 11:00 a.m. EDT tomorrow. FirstEnergy management will present an overview of the company’s financial results, followed by a question-and-answer session. The teleconference and presentation can be accessed on the website by selecting the Second Quarter 2022 Earnings Webcast link. The webcast and presentation will be archived on the website.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate approximately 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into on July 21, 2021, with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining court approval of the settlement agreement in the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession and inflationary pressure, affecting us and/or our customers and those vendors with which we do business; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cybersecurity, and climate change; the ability to accomplish or realize anticipated benefits from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, greenhouse gas reduction goals, controlling costs, improving our credit metrics, growing earnings and strengthening our balance sheet; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our results of operations and related guidance, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; the extent and duration of the COVID-19 pandemic and the related impacts to our business, operations and financial condition resulting from the outbreak of COVID-19 including, but not limited to, disruption of businesses in our territories, supply chain disruptions, additional costs, workforce impacts and governmental and regulatory responses to the pandemic, such as the moratoriums on utility disconnections and workforce vaccination mandates imposed at varying points throughout the pandemic; actions that may be taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; changes in customers’ demand for power, including, but not limited to, economic conditions, the impact of climate change, or energy efficiency and peak demand reduction mandates; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; changes to environmental laws and regulations, including, but not limited to, those related to climate change; labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, or adverse tax audit results or rulings; the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise.
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